Exhibit (h)(2)(xxi)

AMENDMENT NO. 3 TO THE

EXPENSE LIMITATION AGREEMENT

Amendment No. 3 to the Expense Limitation Agreement, dated as of August 1, 2006, between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 3”).

The Manager and Trust hereby agree to modify and amend the Expense Limitation Agreement dated as of July 9, 2004, as amended by Amendment No. 1 dated as of September 9, 2005 and Amendment No. 2 dated May 1, 2006 (collectively, the “Agreement”) between them as follows:

1.	Amendment No. 3 sets for the new maximum annual operating expense limits for the EQ/Bond Index Portfolio (formerly, the EQ/Intermediate Term Bond Portfolio).

2.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 3 to Schedule A attached hereto, which reflects the expense limit for each portfolio. Schedule A also includes the expense limit of each class of each portfolio, which includes amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski		Steven M. Joenk
	Chief Financial Officer		Senior Vice President

AMENDMENT NO. 3

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

	Maximum Annual Operating Expense Limit
		(including amounts payable pursuant to Rule 12b-1)
	Class A	Class B
EQ/Boston Advisors Equity Income Portfolio	0.80%	1.05%
EQ/TCW Equity Portfolio	0.90%	1.15%
EQ/UBS Growth and Income Portfolio	0.80%	1.05%
EQ/Montag & Caldwell Growth Portfolio	0.90%	1.15%
EQ/Caywood-Scholl High-Yield Bond Portfolio	0.75%	1.00%
EQ/International Growth Portfolio	1.30%	1.55%
EQ/GAMCO Mergers and Acquisitions Portfolio	1.20%	1.45%
EQ/Short Duration Bond Portfolio	0.60%	0.85%
EQ/Bear Stearns Small Company Growth Portfolio	1.05%	1.30%
EQ/GAMCO Small Company Value Portfolio	1.05%	1.30%
EQ/PIMCO Real Return Portfolio	0.65%	0.90%
EQ/Government Securities Portfolio	0.75%	1.00%
EQ/Bond Index Portfolio (formerly, EQ/Intermediate Term Bond Portfolio)	0.45%	0.70%
EQ/Long Term Bond Portfolio	0.75%	1.00%
EQ/Enterprise Moderate Allocation Portfolio (formerly, EQ/Managed Portfolio)	0.10%	0.35%